EXHIBIT 23.1

Board of Directors
Oxford Investments Holdings Inc.
Toronto, Ontario
Canada



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated June 30, 2004, on the financial statements of Oxford Investments Holdings Inc. as of December 31, 2003, 2002, and 2001 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form 20-F Registration Statement filed with the Securities and Exchange Commission.



/s/Williams & Webster, P.S.
---------------------------
Williams & Webster, P.S.
Spokane, Washington

July 14, 2004